Exhibit 99.1

FOR IMMEDIATE RELEASE

Aptera Motors Approved for Nasdaq Listing, Set to Trade Under Ticker ‘SEV’

CARLSBAD, CA – October 10, 2025 – Aptera Motors Corp. (“Aptera” or the “Company”), the solar mobility company focused on developing highly efficient vehicles, today announced it has received approval to list its Class B common stock on The Nasdaq Capital Market (“Nasdaq”). The Company’s Class B common stock is expected to begin trading on October 16, 2025, under the ticker symbol “SEV”.

To mark the milestone, Aptera’s leadership team will participate in the Nasdaq Closing Bell ceremony on October 16, 2025.

“Listing on Nasdaq represents a pivotal chapter in our journey and is a testament to the dedication of our team and the passion of our global community,” said Chris Anthony, Co-CEO of Aptera. “We believe this step will help us accelerate our mission to deliver a solar-powered future and support the continued development of our first production vehicle for our reservation holders.”

“Our transition to a public company is intended to empower us to scale our operations and advance the cause of solar mobility,” said Steve Fambro, Co-CEO. “We are building more than just a car; we are building a movement, and this is a critical step in bringing true energy freedom to the world.”

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aptera Motors Corp. Aptera Motors Corp. is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, Aptera’s expected listing of its securities with The Nasdaq Capital Market. Forward-looking statements in this release relate to, among other things, the timing and outcome of any listing on Nasdaq. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. Aptera’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Aptera’s Registration Statement on Form S-1 filed with the SEC on August 27, 2025, as declared effective on September 30, 2025, as well as other documents that may be filed by Aptera from time to time with the SEC. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact:

Media@aptera.us

###